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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2002 relating to the consolidated financial statements and financial statement schedule of America West Holdings Corporation, which appear in America West Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Phoenix, Arizona
May 24, 2002